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                                                                 Exhibit 10.28


          FIRST AMENDMENT TO PURCHASE AND SALE AND ASSIGNMENT AGREEMENT


         This FIRST AMENDMENT TO PURCHASE AND SALE AND ASSIGNMENT AGREEMENT (this "Amendment") is dated as of February 8, 2001 by and between SERONO, INC., a Delaware corporation, as seller (the "Seller"), and Transkaryotic Therapies, Inc., a Delaware corporation, as buyer (the "Buyer").

                                    RECITALS

         WHEREAS, Buyer and Seller are parties to that certain Purchase and Sale and Assignment Agreement dated as of November 28, 2000, as modified by letter agreements dated November 30, 2000, January 12, 2001, and January 31, 2001 (as so amended, the "Agreement") for the lease of 76 Pacella Park Drive and the conveyance of 78-80 Pacella Park Drive, Randolph, Massachusetts; and

         WHEREAS, Buyer and Seller desire to amend the Agreement as set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Buyer and Seller hereby agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         2. PURCHASE PRICE. Section 2.0 of the Agreement is hereby amended by reducing the Purchase Price from Nine Million and 00/100 ($9,000,000.00) Dollars to Eight Million Eight Hundred Thousand and 00/100 (8,800,000.00) Dollars.

         3. CLOSING. The parties hereby agree that the Closing under Section 7.1 of the Agreement shall occur at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 10:30 a.m. on February 8, 2001, and that the recording and funding for the Closing shall be implemented on February 9, 2001 through an escrow with Stewart Title Guaranty Company pursuant to the escrow provisions of the Agreement and an Escrow Agreement of even date herewith.

         4. PERSONAL PROPERTY, FIXTURES AND EQUIPMENT. Seller hereby covenants and agrees with Buyer that Seller shall deliver to Buyer at the Closing (or, to the extent not feasible to do so at the Closing within thirty (30) days thereafter) any documentation in Seller's possession for the major items of personal property, fixtures, and equipment to be conveyed by Seller to Buyer under the Agreement, including without limitation, CAD drawings, validation documentation, manuals, warranties, and related materials, if and to the extent that Seller has any of the foregoing. Seller further covenants and agrees to make its personnel reasonably available to Buyer at Seller's expense for a reasonable period following the Closing to facilitate the transfer


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to Buyer of regulatory and operating responsibility for such personal property, fixtures and equipment.

         5. PH NEUTRALIZATION AND STEAM EQUIPMENT. Buyer shall hereafter be solely responsible for the so-called "ph neutralization and steam equipment" in the 76 Pacella property which connects into the 78-80 Pacella property, including removal of such equipment at the expiration or earlier termination of Buyer's new lease of the 76 Pacella property from Trinet Property Partners, L.P. and any necessary repair, replacement and restoration work in the 76 Pacella property in connection with such removal. Buyer's assumption of the foregoing responsibility is the consideration for the reduction in the Purchase Price set forth in Section 2 of this Amendment.

         6. MISCELLANEOUS. Except as amended hereby, the Agreement shall continue in full force and effect. This Amendment may be executed in counterpart facsimiles which, taken together, shall constitute a single effective instrument.

                                     SELLER:

                                     SERONO, INC.

                                     By: /s/ A. Peter Frank
                                         --------------------------------------
                                         A. Peter Frank, its Vice President and
                                         General Counsel


                                     By:/s/ Monica Elliott
                                         --------------------------------------
                                         Monica Elliot, its Treasurer



                                     BUYER:

                                     TRANSKARYOTIC THERAPIES, INC.



                                     By: /s/ Daniel E. Geffken
                                         --------------------------------------
                                         Daniel E. Geffken, its Vice President,
                                         Finance and Chief Financial Officer


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